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                                                                   EXHIBIT 10.22

                               PETPLACE.COM, INC.

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT is made as of the 12th day of November 1999, by and among PetPlace.com, Inc., a Delaware corporation (the "Company"), and the investors severally and not jointly listed on Schedule A hereto, each of which is herein referred to as an "Investor."

        THE PARTIES HEREBY AGREE AS FOLLOWS:

        1. Purchase and Sale of Stock.

        1.1 Sale and Issuance of Series A Preferred Stock.

                (a) The Company shall adopt and file with the Secretary of State of Delaware on or before the Initial Closing (as defined below) the Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the "Restated Certificate").

                (b) On or prior to the Initial Closing (as defined below), the Company shall have authorized (i) the sale and issuance to the Investors of the Series A Preferred Stock and (ii) the issuance of the shares of Common Stock to be issued upon conversion of the Series A Preferred Stock (the "Conversion Shares"). The Series A Preferred Stock and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate.

                (c) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Initial Closing or pursuant to Section 1.3 and the Company agrees to sell and issue to each Investor at the Initial Closing or pursuant to Section 1.3, that number of shares of the Company's Series A Preferred Stock set forth opposite such Investor's name on Schedule A hereto for the purchase price set forth thereon.

        1.2 Initial Closing. The purchase and sale of the Series A Preferred Stock shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, California, at 10:00 A.M., on November 12, 1999, or at such other time and place as the Company and Investors acquiring in the aggregate more than half the shares of Series A Preferred Stock sold pursuant hereto mutually agree upon orally or in writing (which time and place are designated as the "Initial Closing"). At the Initial Closing the Company shall deliver to each Investor a certificate representing the Series A Preferred Stock that such Investor is purchasing against payment of the purchase price therefor by check, wire transfer, cancellation of indebtedness, or any combination thereof.

        1.3 Subsequent Sale of Series A Preferred Stock to Pets.com, Inc. Concurrent with the launch of the Company's web site, which shall occur no later than February 1, 2000, Pets.com, Inc. shall purchase, at a purchase price of $0.93 per share an additional 1,612,903



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shares of Series A Preferred Stock, provided that the web site is reasonably satisfactory to Pets.com, Inc. (the "Pets.com Subsequent Closing").

        1.4 Subsequent Sale of Series A Preferred Stock. The Company may sell up to the balance of the authorized number of shares of Series A Preferred Stock not sold at the Initial Closing or reserved for the Pets.com Subsequent Closing to such purchasers as it shall select, at a price not less than $0.93 per share, provided the agreement for sale is executed not later than January 1, 2000. Any such purchaser shall become a party to this Agreement and that certain Investors' Rights Agreement dated November 12, 1999, by and among the Company and the Investors, the form of which is attached hereto as Exhibit B (the "Investors' Rights Agreement"), that certain Voting Agreement dated November 12, 1999, by and among the Company and the Investors, the form of which is attached hereto as Exhibit C (the "Voting Agreement") and that certain Right of First Refusal and Co-Sale Agreement dated November 12, 1999 by and among the Company and the Investors, the form of which is attached hereto as Exhibit D (the "Right of First Refusal and Co-Sale Agreement") and shall have the rights and obligations hereunder and thereunder, unless such purchaser enters into an agreement that provides otherwise. The Voting Agreement and the Right of First Refusal and Co-Sale Agreement are herein called collectively the "Ancillary Agreements."

        2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions (the "Schedule of Exceptions") furnished each Investor and special counsel for the Investors, specifically identifying the relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

        2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

        2.2 Capitalization and Voting Rights. The authorized capital of the Company consists of:

                (a) Preferred Stock. 10,000,000 shares of Preferred Stock, par value $0.0001 (the "Preferred Stock"), of which 5,500,000 shares have been designated Series A Preferred Stock (the "Series A Preferred Stock") and up to all of which will be sold pursuant to this Agreement. The rights, privileges and preferences of the Series A Preferred Stock will be as stated in the Company's Restated Certificate.

                (b) Common Stock. 40,000,000 shares of common stock, par value $0.0001 ("Common Stock"), of which 19,460,000 shares are issued and outstanding. The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration and qualification provisions of the Securities Act of 1933, as amended (the "Securities Act") and any relevant state securities laws, or pursuant to any exemptions therefrom.



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                (c) Except for (A) the conversion privileges of the Series A
Preferred Stock to be issued under this Agreement, (B) the rights provided in
Section 2.3 of the Investors' Rights Agreement, (C) commitments or proposals to issue up to 300,000 shares of Common Stock to certain service providers, and (D) currently outstanding options or commitments to purchase 1,780,000 shares of Common Stock granted to employees and other service providers pursuant to the Company's 1999 Stock Option Plan (the "Option Plan") or other arrangement approved by the Board of Directors, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

                (d) Except as set forth on the Schedule of Exceptions hereto, no stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or right to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of any merger, consolidated sale of stock or assets, change of control or other similar transaction by the Company.

        2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

        2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investors' Rights Agreement and the Ancillary Agreements, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Series A Preferred Stock being sold hereunder and the Common Stock issuable upon conversion of the Series A Preferred Stock has been taken or will be taken prior to the Initial Closing, and this Agreement, the Investors' Rights Agreement and the Ancillary Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

        2.5 Valid Issuance of Preferred and Common Stock. The Series A Preferred Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investors' Rights Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series A Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate,



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will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investors' Rights Agreement and under applicable state and federal securities laws.

        2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except (i) the filing of the Restated Certificate with the Secretary of State of Delaware; and (ii) the filing pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, which filing will be effected within 15 days of the sale of the Series A Preferred Stock hereunder, or such other post-closing filings as may be required.

        2.7 Offering. Subject in part to the truth and accuracy of each Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Series A Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

        2.8 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement, the Investors' Rights Agreement or any Ancillary Agreements, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

        2.9 Proprietary Information Agreements. Each employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement in substantially the form provided to special counsel to the Investors. The Company is not aware that any of its employees, officers or consultants are in violation thereof and the Company will use its diligent efforts to prevent any such violation. No employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant's Proprietary Information and Inventions Agreement.

        2.10 Patents and Trademarks. To its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, tradenames, copyrights,



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trade secrets, licenses, information and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted in the future without any conflict with, or infringement of, the rights of others and believes it can obtain, on commercially reasonable terms, any additional rights necessary for the conduct of its business as proposed to be conducted. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity, except, in either case, for end-user, object code, internal-use software license and support/maintenance agreements. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, the Investors' Rights Agreement or the Ancillary Agreements, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees (or people it currently intends to hire) made prior to or outside the scope of their employment by the Company.

        2.11 Compliance with Other Instruments. The Company is not in violation or default of any provision of its Restated Certificate or Bylaws, or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement, the Investors' Rights Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties. To its knowledge, the Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any material right granted under any license, distribution agreement or other agreement.

        2.12 Agreements; Action.

                (a) Except for agreements explicitly contemplated hereby and by the Investors' Rights Agreement and the Ancillary Agreements, there are no agreements,



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understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

                (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $10,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than the license by the Company of its software and products to third-party customers in the ordinary course of business or licenses of commercial off-the-shelf software used by the Company for internal purposes), or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

                (c) The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or Series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                (e) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Certificate or Bylaws that adversely affects its business, its properties or its financial condition.

                (f) The Company has not engaged in the past six (6) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

        2.13 Related-Party Transactions. No employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that



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employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

        2.14 Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

        2.15 Registration Rights. Except as provided in the Investors' Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

        2.16 Corporate Documents. The Restated Certificate and Bylaws of the Company are in the form previously provided to special counsel for the Investors. The copy of the minute books of the Company provided to the Investors' special counsel contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

        2.17 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

        2.18 Material Liabilities. The Company has no material liability or obligation, absolute or contingent (individually or in the aggregate), except
(i) obligations and liabilities incurred after the date of incorporation in the ordinary course of business that are not material, individually or in the aggregate, and (ii) obligations under contracts made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles.

        2.19 Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

        2.20 Tax Returns, Payments and Elections. The Company has filed all tax returns and reports (including information returns and reports) as required by law. The Company has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions and except to the extent that a reserve has been reflected on its financial statements in accordance with generally accepted accounting principles. The




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Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of its financial statements, the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

        2.21 Labor Agreements and Actions; Employee Compensation. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union or any collective bargaining agreements with any of its employees, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company's knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. No employee has any agreement or contract, written or verbal, regarding his or her employment. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. The Company has not entered into any agreement that granted any employee (including any officer) the right to continued employment by the Company or to any material compensation following termination of employment with the Company. Each officer of the Company is currently devoting his or her full business time during normal business hours to the conduct of the Business of the Company. The Company is not aware of any officer or key employee of the Company planning to work less than full time at the Company in the future.

        2.22 Real Property Holding Company. The Company is not currently, and has not been during the prior five years, a United States real property holding corporation within the meaning of Section 897 of the Code and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Treasury Regulations.



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        2.23 Brokers. The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

        2.24 Disclosure. The Company has fully provided each Investor with all the information that such Investor has requested for deciding whether to purchase the Series A Preferred Stock and all the information the Company believes is reasonably necessary to enable such Investor to make such decision. Neither this Agreement, the Investors' Rights Agreement, the Ancillary Agreements nor any exhibits hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

        2.25 Financial Compilation. The Company has delivered to each Investor that has requested it a copy of a financial compilation as of August 31, 1999 (the "Financial Compilation"). The Financial Compilation fairly presents the financial condition of the Company. Except as set forth in the Financial Compilation, the Company has no material liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business.

        2.26 Section 83(b) Elections. To the Company's knowledge, all elections and notices permitted by Section 83(b) of the Internal Revenue Code and any analogous provisions of applicable sales tax laws have been filed by all employees who have purchased shares of the Company's common stock prior to the Closing under agreements that provide for the vesting of such shares.

        2.27 Insurance. The Company has, or will obtain following the Initial Closing fire and casualty insurance policies with coverage customary for companies similarly situated to the Company.

        3. Representations and Warranties of the Investors. Each Investor hereby represents and warrants that:

        3.1 Authorization. Such Investor has full power and authority to enter into this Agreement, the Investors' Rights Agreement and each Ancillary Agreement, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

        3.2 Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series A Preferred Stock to be received by such Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part



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thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

        3.3 Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series A Preferred Stock. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series A Preferred Stock and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

        3.4 Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series A Preferred Stock. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Series A Preferred Stock.

        3.5 Accredited Investor. Such Investor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

        3.6 Restricted Securities. Such Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

        3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and the Investors' Rights Agreement provided and to the extent this Section and such agreement are then applicable, and:

                (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to



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the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                (c) Notwithstanding the provisions of Paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

        3.8 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

                (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                (b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

        4. Conditions of Investors' Obligations at Initial Closing. The obligations of each Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Initial Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

        4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Initial Closing with the same effect as though such representations and warranties had been made on and as of the date of such Initial Closing.

        4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Initial Closing.

        4.3 Compliance Certificate. The President of the Company shall deliver to each Investor at the Initial Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled and stating that there shall have been no adverse change in the business, affairs, operations, properties, assets or condition of the Company since the date of incorporation.

        4.4 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Initial Closing.

        4.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Initial Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investors' special counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

        4.6 Board of Directors. The directors of the Company shall be Jon Rappaport, Marc Richman and Richard Goldstein, who serve as the designees of the holders of Common Stock, one designee of Pets.com, Inc., and there shall be two vacancies on the Board of Directors, to be filled by outside industry experts who shall be elected by holders of a majority of Common Stock and Preferred Stock, voting together as a single class.

        4.7 Investors' Rights Agreement. The Company and each Investor shall have entered into an Investors' Rights Agreement in the form attached as Exhibit B.

        4.8 Voting Agreement. The Company and each Investor shall have entered into a Voting Agreement in the form attached as Exhibit C.

        4.9 Co-Sale Agreements. Jon Rappaport and each Investor shall each have entered into a Co-Sale Agreement in the form attached hereto as Exhibit D.

        4.10 Opinion of Company Counsel. Each Investor shall have received from Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel for the Company, an opinion, dated as of the Initial Closing, in the form attached hereto as Exhibit E.

        4.11 Restated Certificate of Incorporation. The Company's Restated Certificate of Incorporation shall have been filed with the Delaware Secretary of State.

        4.12 Proprietary Information and Inventions Agreement. The Company and each of its employees shall have entered into the Company's standard form Proprietary Information and Inventions Agreement, in substantially the form provided to the special counsel for the Investors.

        5. Conditions of the Company's Obligations at Initial Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Initial Closing of each of the following conditions by that Investor:

        5.1 Representations and Warranties. The representations and warranties of the Investors contained in Section 3 shall be true on and as of the Initial Closing with the same effect as though such representations and warranties had been made on and as of the Initial Closing.

        5.2 Payment of Purchase Price. Each Investor shall have delivered the purchase price specified in Section 1.2 opposite such Investors name and the Investors shall collectively have acquired and paid for at the Initial Closing at least 2,150,537 shares of Series A Preferred Stock hereunder.

        5.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Initial Closing.

        5.4 Investors' Rights Agreement. The Company and each Investor shall have entered into an Investors' Rights Agreement.

        5.5 Voting Agreement. The Company and each Investor shall have entered into a Voting Agreement.

        5.6 Co-Sale Agreements. Jon Rappaport and each Investor shall each have entered into a Co-Sale Agreement.

        5.7 Restated Certificate of Incorporation. The Company's Restated Certificate of Incorporation shall have been filed with the Delaware Secretary of State.

        6. Miscellaneous.

        6.1 Survival of Warranties. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Initial Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

        6.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        6.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

        6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        6.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        6.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

        6.7 Finder's Fee. Each party severally and not jointly represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees severally and not jointly to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible.

        The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

        6.8 Expenses. Irrespective of whether the Initial Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the Initial Closing is effected, the Company shall, at the Initial Closing, reimburse the reasonable fees and out-of-pocket expenses of Venture Law Group, special counsel for the Investors, not to exceed $15,000.00. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investors' Rights Agreement, any Ancillary Agreement or the Restated Certificate, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

        6.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issuable or issued upon conversion of the Series A Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

        6.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

        6.11 Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY

CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO
EXEMPT.

        6.12 Aggregation of Stock. All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

        6.13 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

        6.14 Waiver of Conflicts. Each party to this Agreement acknowledges that Gunderson Dettmer, counsel for the Company, has in the past and may continue to perform legal services for certain of the Investors in matters unrelated to the transactions described in this Agreement, including the representation of such Investors in venture capital financings and other matters. Accordingly, each party to this Agreement hereby (1) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; (2) acknowledges that Gunderson Dettmer represented the Company in the transaction contemplated by this Agreement and has not represented any individual Investor or any individual shareholder or employee of the Company in connection with such transaction; and (3) gives its informed consent to Gunderson Dettmer's representation of certain of the Investors in such unrelated matters and to Gunderson Dettmer's representation of the Company in connection with this Agreement and the transactions contemplated hereby.

        6.15 Delay or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of any of the Series A Preferred Stock, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence thereto, or of or in any similar breach or default or any other breach or default theretofore of thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Investor of any breach or default under this Agreement, or any waiver on the part of any Investor of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Investor, shall be cumulative and not alternative.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            COMPANY

                                            PetPlace.com, Inc.

                                            By: /s/ Jon Rappaport
                                               ---------------------------------
                                               Jon Rappaport
                                               Chief Executive Officer

                                            Address: 71 Broadway, Suite 22a
                                                     New York, NY 10006

                                            INVESTOR:

                                            Pets.com, Inc.

                                            By: /s/ Julie Wainwright
                                               ---------------------------------

                                            Title: CEO
                                                  ------------------------------

                                            Address: 435 Brannan Street
                                                     San Francisco, CA 94107

                                   SCHEDULE A

                              SCHEDULE OF INVESTORS

                                            NUMBER OF                     TOTAL PURCHASE
        NAME AND ADDRESS                 SHARES PURCHASED                PRICE OF SHARES
        ----------------                 ----------------                ---------------
Pets.com, Inc.                              2,150,537                     $1,999,999.40
435 Brannan Street
San Francisco, CA 94107




                                       -2-